UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2011

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 21, 2011, The Williams Companies, Inc. (“Williams”) issued a press release announcing the early tender results and consideration to be paid in its previously announced cash tender offers for certain series of Williams’ outstanding notes and debentures for an aggregate purchase price of up to $1 billion. As of the previously announced early tender deadline of 5 p.m., New York City time, on Nov. 21, 2011, approximately $2 billion aggregate principal amount of Notes had been validly tendered and not validly withdrawn. The tender offers are scheduled to expire at 12:00 midnight, New York City time, on December 6, 2011, unless extended.

The press release announcing the early tender results and consideration offered in the tender offers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This report is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. Williams is making the offers only by, and pursuant to, the terms and conditions of the Offer to Purchase dated November 7, 2011 and the related Letter of Transmittal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: November 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 21, 2011.